UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2008

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 14, 2008, Jeffrey J. Zimmer resigned his positions as Chairman of the Board, President and Chief Executive Officer, and as a member of the Board of Directors (the “Board”), of Bimini Capital Management, Inc. (the “Company”).  In connection with Mr. Zimmer’s resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Zimmer that provides for, among other things, payment to Mr. Zimmer of his base salary through April 30, 2008, a cash payment to Mr. Zimmer of $265,000, payable in two equal installments, the first installment of which is payable immediately after the Separation Agreement becomes effective following the expiration of a mandatory seven-day waiting period required under the Age Discrimination and Employment Act, and the second installment of which is payable 180 days after the effective date of the Separation Agreement, and certain health insurance and other benefits.  Under the Separation Agreement, Mr. Zimmer is subject to certain negative and affirmative covenants, including a non-solicitation and no-hire covenant, a non-disclosure covenant with respect to the Company’s confidential information and certain other covenants.   The foregoing summary is qualified in its entirety by reference to the Separation Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Board’s acceptance of Mr. Zimmer’s resignation on April 14, 2008, the Board appointed the following individuals to serve as executive officers of the Company in the capacities indicated below:

•
the appointment of Robert E. Cauley, 49, as President and Chief Executive Officer.  Mr. Cauley previously served as the Company’s Senior Executive Vice President, Chief Investment Officer, Chief Financial Officer and Treasurer, and he is a co-founder of the Company.  Mr. Cauley continues to serve as Vice Chairman and a member of the Company’s Board of Directors.  Prior to joining the Company, he was previously Vice President, Portfolio Manager, at Federated Investment Management Company in Pittsburgh, Pennsylvania.  Mr. Cauley, who is a Chartered Financial Analyst and a Certified Public Accountant, received his MBA in Finance and Economics from Carnegie Mellon University and his BA in Accounting from California State University, Fullerton.  Mr. Cauley served in the United States Marine Corps for four years.

•
the appointment of G. Hunter Haas, IV, 31, as Executive Vice President, Chief Investment Officer, Interim Chief Financial Officer and Treasurer.  Mr. Haas joined the Company in April 2004 as Vice President and Head of Mortgage Research and continues to report to Mr. Cauley. Prior to joining the Company, Mr. Haas was employed by National City Mortgage Company from June 2002 to April 2004, most recently as Vice President of Risk Analytics in the Servicing Asset Risk Management Department. Mr. Haas holds a Masters of Science in Economics from Oklahoma State University.

•
the appointment of J. Christopher Clifton, 36, as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary.  Mr. Clifton, who previously served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and reported to Mr. Zimmer, now reports to Mr. Cauley.  From 2003 to 2006, Mr. Clifton served as Assistant Counsel at PPG Industries, Inc. advising primarily on corporate governance, finance and securities matters.  From 1999 to 2003, Mr. Clifton was an associate at Pillsbury Winthrop LLP, where he focused on corporate, mergers and acquisitions, securities and finance matters.  Mr. Clifton holds a Juris Doctorate from Vanderbilt University Law School, an MBA in Finance from the Owen Graduate School of Management at Vanderbilt, and a BS in Accounting from The University of the State of New York, Regents College.  He is also a Certified Public Accountant and is admitted to the bars of New York, Connecticut, Pennsylvania and Indiana.

The Board also approved the separation of the Chairman and Chief Executive Officers positions in an effort to further enhance the Company’s corporate governance in light of current corporate governance best practices.  W. Christopher Mortenson, an independent member of the Company’s Board of Directors, was elected as non-executive Chairman of the Board of Directors.  Mr. Mortenson continues to serve as Lead Independent Director and Chairman of the Compensation Committee of the Board of Directors.

ITEM 9.01.	EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated April 14, 2008, by and between Bimini Capital Management, Inc. and Jeffrey J. Zimmer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2008	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Vice Chairman, President and Chief Executive Officer